Exhibit 99.1

2005 Investor Conference May 26, 2005

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Safe Harbor

Certain statements in the following presentations are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods and pharmaceutical manufacturers and retailers, government and regulatory statutes, rules, regulations and policies, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company’s customers, the pace of installation of the company’s store network, the success of new services and businesses and the pace of their implementation, the company’s ability to maintain favorable client relationships, the timing of the completion of the company’s future SEC filings, the outcome and impact of an ongoing SEC investigation into certain of the company’s prior fiscal years, and the outcome and impact of the pending shareholder class action and derivative lawsuits.

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.